Exhibit 10.20

Supplementary Agreement of Road and Public Restroom Cleaning

and Sanitation Service Project (WCF18018)

of Xinxiang City Weibin District

Party A: City Administration Bureau of Xinxiang City Weibin District

Party B: Reed (Xinxiang) Road Incorporation Limited

According to real demands of Weibin District sanitation work, and in order to support sanitation public welfare and ensure value appreciation and effective utilization of assets, both parties have reached the following supplementary agreements on procurement of Party A’s sanitation vehicles by Party B at the original price on the equal and voluntary basis:

I. Object of the Agreement

Party A has 22 sanitation vehicles with an aggregate of original purchase price of 8,487,640 yuan (amount in words: Eight Million Forty Hundred and Eighty-Seven Thousand Six Hundred and Forty yuan only), and 9 electric watering tricycles with an aggregate original purchase price of176,700 yuan (amount in words: One Hundred Seventy-Six Thousand Seven Hundred yuan only). The total amount of the above vehicles is 8,664,340 yuan (amount in words: Eight Million Six Hundred Sixty-Four Thousand Three Hundred and Forth yuan only).

II. Procurement Price, Delivery and Settlement

1. Party B agrees to procure all aforesaid vehicles at their original purchase price, which is 8,664,340 yuan (amount in words: Eight Million Six Hundred Sixty-Four Thousand Three Hundred and Forth yuan only).

2. The delivery of vehicles from Party A to Party B shall be completed upon the execution of the Agreement. Since the date of vehicle delivery, all costs, responsibilities and consequence arose from keeping, maintaining and operating those vehicles shall be borne by Party B.

3. Party B shall pay 8,664,340 yuan in three installments for procuring vehicles. The first installment of 30% of total amount should be paid within the first year after the execution of the Agreement, the second installment of 30% should be paid in the second year, and the third installment of 40% should be paid in the third year. The procurement amount shall be deducted directly from bid-winning project service fees of Party B. The respective amounts of three installments are 2,599,302 yuan for the first year, 2,599,302 yuan for the second year, and 3,465,736 yuan for the third year. The procurement amount shall be paid by quarter, and quarterly payment in the year of 2019 and 2020 should be 649,825.5 yuan and quarterly payment in the year of 2021 should be 866,434 yuan. The payment shall commence from the first quarter of 2019.

III. After the expiration of three-year term of No. WCF18018 contract, if Party B continues to bid on service project under No. WCF18018 contract, Party A will take full consideration of service quality, assessment situation and experience in public cleaning services of Party B for performing No. WCF18018 contract and give priority to Party B during the next public bidding.

If Party B fails to win the bid during the next public bidding, the next bid-winning party shall procure all vehicles mentioned in this agreement after deducting the three-year depreciation of vehicles according to the depreciation calculation method stipulated in this supplementary agreement, and the procurement amount shall be paid to Party B directly.

Party A shall add requirements in previous paragraph to the bidding documents for the next public bidding after the expiration of three-year No. WCF18018 contract.

Vehicle depreciation calculation method: The total amount for procuring vehicles is 8,664,340 yuan (amount in words: Eight Million Six Hundred Sixty-Four Thousand Three Hundred and Forth yuan only). If the depreciation term is 10 years (from , 2019 to , 2029), a depreciation rate of 10% means a depreciation fee of 866,434 yuan per year (amount in words: Eight Hundred Sixty-Six Thousand Four Hundred Thirty-Four yuan only).

IV. Other Matters

According to the supplementary agreement, if there is another bid-winning party who procures the underlying vehicles, Party B shall make sure the normal use of underlying vehicles.

If Party B provides services for Party A for 10 years through public bidding, the underlying vehicles shall no longer be depreciated.

V. The supplementary agreement is made in sextuplicate, and each party keeps two originals. The supplementary agreement shall come into effect after being signed and sealed. For matters not covered in the agreement, both parties may reach another written agreement after negotiations.

Party A (seal):

[Seal of City Administration Bureau of Xinxiang City Weibin District affixed herein]

Legal representative (signature / seal):

/s/Peng Guo

Entrusted agent (signature / seal):

Address:

Tel.:

Date: May 24, 2019

Party B (seal):

[Seal of Reed (Xinxiang) Road Incorporation Limited affixed herein]

Legal representative (signature / seal):

Entrusted agent (signature / seal):

/s/ Dongsheng Zhang

Address:

Tel.:

Date: May 24, 2019